EXHIBIT 21.1

The following is a list of all of the Company’s subsidiaries, regardless of the materiality of their operations. Each of these subsidiaries is included in the Company’s Consolidated Financial Statements for the period ending December 31, 2007.

Subsidiary	State of Organization	D/B/A
Acuity Health Solutions, Inc.	Florida	None
Airport Holdings, LLC	New Jersey	None
Byfield Drug, Inc.	Massachusetts	None
Care Continuum, Inc.	Kentucky	None
CFI New Jersey, Inc.	New Jersey	None
Chesapeake Infusion, Inc.	Florida	None
ConnectYourCare Company, LLC	Delaware	None
ConnectYourCare, LLC	Maryland	None
Corporate Pharmacy Services – ES 1, LLC	Delaware	None
CuraScript, Inc.	Delaware	CuraScript SP Specialty Pharmacy
CuraScript PBM Services, Inc.	Delaware	CuraScript
CuraScript Infusion Pharmacy, Inc.	Kentucky	CuraScript IP Infusion Pharmacy
Custom Medical Products, Inc.	Florida	None
Diversified NY IPA, Inc.	New York	None
Diversified Pharmaceutical Services (Puerto Rico), Inc.	Puerto Rico	None
Diversified Pharmaceutical Services, Inc.	Minnesota	None
ESI Canada	Ontario, Canada	None
ESI Claims, Inc.	Delaware	None
ESI Enterprises, LLC	Delaware	None
ESI-GP Canada, ULC	Nova Scotia, Canada	None
ESI-GP Holdings, Inc.	Delaware	None
ESI Mail Pharmacy Service, Inc.	Delaware	None
ESI Partnership	Delaware	None
ESI Realty, LLC	New Jersey	None
ESI Resources, Inc.	Minnesota	None
Express Scripts Canada Co.	Nova Scotia, Canada	None
Express Scripts Canada Holding, Co.	Delaware	None
Express Scripts Insurance Company	Arizona	None
Express Scripts Pharmaceutical Procurement, LLC	Delaware	None
Express Scripts Sales Development Co.	Delaware	None
Express Scripts Senior Care, Inc.	Delaware	None
Express Scripts Senior Care Holdings, Inc.	Delaware	None
Express Scripts Specialty Distribution Services, Inc.	Delaware	None
Express Scripts Utilization Management Co.	Delaware	None
Freco, Inc.	Florida	None
Freedom Service Company, LLC	Florida	None
Healthbridge, Inc.	Delaware	None
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts	None
iBIOLogic, Inc.	Delaware	None
Intecare Pharmacies, Ltd.	Ontario, Canada	None
IVTx, Inc.	Delaware	None
KEW Corp.	Delaware	None
Lynnfield Compounding Center, Inc.	Florida	Freedom FP Fertility Pharmacy
Lynnfield Drug, Inc.	Florida	Freedom Fertility Pharmacy
Matrix GPO, LLC	Indiana	None
National Prescription Administrators, Inc.	New Jersey	NPA
NPA of New York IPA, Inc.	New York	None
PHF, Inc.	Nevada	None
PHRC, Inc.	Nevada	None
Phoenix Marketing Group, LLC	Delaware	Phoenix
Priorityhealthcare.com, Inc.	Florida	None
Priority Healthcare Corporation	Indiana	None
Priority Healthcare Corporation West	Nevada	None
Priority Healthcare Distribution, Inc.	Florida	CuraScript SD Specialty Distribution
Priority Healthcare Pharmacy, Inc.	Florida	None
Sinuspharmacy, Inc.	Florida	None
Specialty Infusion Pharmacy, Inc.	Florida	None
Spectracare, Inc.	Kentucky	None
Spectracare Healthcare Ventures, Inc.	Kentucky	None
Spectracare of Indiana	Indiana	None
Spectracare Infusion Pharmacy, Inc.	Kentucky	None
Value Health, Inc.	Delaware	None
ValueRx of Michigan, Inc.	Michigan	None
YourPharmacy.com, Inc.	Delaware	None